EXHIBIT 10.1.2

SECOND AMENDMENT
TO
1997 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
OF
TOTAL ENTERTAINMENT RESTAURANT CORP.

     1. The first sentence of Paragraph 4 of the 1997 Incentive and Nonqualified Stock Option Plan of Total Entertainment Restaurant Corp., as amended by that certain First Amendment dated January 14, 1999 (the “Plan”), is hereby amended by replacing it with the following sentence:

Subject to adjustment as provided in Section 7 hereof, a total of 2 million (2,000,000) shares of common stock, $0.01 par value (“Stock”) of the Company shall be subject to the Plan.

     2. Except as modified by Paragraph 1 above, the Plan shall remain in full force and effect.

     3. The foregoing Second Amendment to the 1997 Incentive and Nonqualified Stock Option Plan of Total Entertainment Restaurant Corp. was duly adopted by the Board of Directors of Total Entertainment Restaurant Corp. (the “Company”) on February 23, 2004, and approved by the Company’s stockholders at the Company’s annual stockholder meeting on May 19, 2004.

/s/ Steven M. Johnson
Steven M. Johnson, CEO